SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 19, 2001

THE GOLDMAN SACHS GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	No. 001-14965	No. 13-4019460

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street New York, New York	10004

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

      On June 19, 2001, The Goldman Sachs Group, Inc. reported net earnings of US$577 million for its fiscal second quarter ended May 25, 2001. Earnings per diluted share were US$1.06 compared to US$1.40 for the 2001 first quarter and US$1.48 for the second quarter of 2000.

Business Segment Net Revenues

Global Capital Markets

      In a challenging business environment, net revenues in the firm’s Global Capital Markets segment, which includes Investment Banking and Trading and Principal Investments, were US$2.48 billion, 25% lower than the first quarter of 2001 and 17% below the second quarter of 2000.

      Investment Banking

      Net revenues in Investment Banking were US$792 million compared to US$1.15 billion for the first quarter of 2001 and US$1.59 billion for the second quarter of 2000. The net revenue reduction was primarily due to declines in the high technology and communications, media and entertainment sectors.

      Net revenues in Financial Advisory were US$321 million compared to US$712 million for the same 2000 period, reflecting significantly reduced industry-wide activity in mergers and acquisitions. Net revenues in the firm’s Underwriting business were US$471 million, down significantly from the same 2000 period, reflecting lower levels of activity in worldwide equity new issues.

      The firm’s transaction backlog increased during the second quarter but remained significantly lower than it was at the beginning of fiscal 2001.

      Trading and Principal Investments

      Net revenues in Trading and Principal Investments were US$1.69 billion for the second quarter, 22% lower than the record first quarter of 2001 and 21% higher than the second quarter of 2000.

      FICC net revenues increased 50% over the same 2000 period, primarily due to increased liquidity and customer activity in the firm’s global corporate bond businesses and increased customer flow and market volatility in currencies and commodities.

      Net revenues in Equities of US$739 million were down significantly from a strong second quarter of 2000, primarily due to reduced customer flow and lower volatility in the firm’s equity derivatives and European shares businesses. Net revenues from Spear, Leeds & Kellogg (SLK), which were not included in the second quarter of 2000, partially offset these reductions.

      Net revenues in Principal Investments were US$5 million as gains from real estate dispositions were offset by unrealized losses on the firm’s merchant banking investments in the high technology and telecommunications sectors.

      Asset Management and Securities Services

      Net revenues in the firm’s Asset Management and Securities Services segment were US$1.51 billion, an increase of 6% compared to the prior quarter and 30% compared to the same period in 2000.

      Asset Management net revenues of US$357 million were essentially unchanged compared to last year’s second quarter, as fees earned on higher assets under management were offset by lower incentive and fund origination fees. Net inflows of US$10 billion and market appreciation in certain asset classes led to growth in assets under management during the quarter.

      Securities Services net revenues of US$287 million increased 14% over the same 2000 period, due to increased spreads in the firm’s fixed income matched book partially offset by lower levels of customer activity in securities lending and margin lending.

      Commissions increased 55% compared to the same period last year, reflecting the contribution from SLK’s clearing and execution business and the increased share of income and gains from the firm’s merchant banking funds.

Expenses

      Operating expenses were US$3.04 billion, 12% below the first quarter of 2001 and 5% above last year’s second quarter.

      Compensation and benefits of US$1.91 billion declined 19% from the prior quarter and 8% from the same period last year, commensurate with lower net revenue levels. The ratio of compensation and benefits to net revenues was 49% for the first half of 2001. Employment levels were essentially unchanged during the quarter.

      Non-compensation-related expenses were US$1.01 billion, 3% above the first quarter of 2001 and 40% above the same 2000 period. In addition to the inclusion of SLK, the growth in these expenses compared to last year was primarily due to growth in employment levels during 2000 partially offset by the effect of expense reduction initiatives implemented in 2001.

      The effective tax rate for the second quarter of 2001 was 39%, unchanged from the first quarter of 2001 and down compared to 40% for the second quarter of 2000.

Capital

      As of May 25, 2001, total capital was US$48.56 billion, consisting of US$18.02 billion in shareholders’ equity and US$30.54 billion in long-term debt. Book value per share was US$35.11, based on common shares outstanding, including restricted stock units granted to employees with no future service requirements, of 513.2 million at period end. The firm repurchased 2.9 million shares of its common stock during the quarter.

Dividend

      The Board of Directors of The Goldman Sachs Group, Inc. (the Board) declared a dividend of US$0.12 per share to be paid on August 30, 2001, to common shareholders of record on July 31, 2001.

Share Repurchase Program

      On June 18, 2001, the Board authorized the repurchase of an additional 15 million shares of common stock pursuant to the firm’s existing share repurchase program. The total share authorization under the repurchase program is now 30 million shares, of which 12.9 million had been repurchased through the second quarter of 2001. The repurchase program is being effected from time to time, depending on market conditions and other factors, through open market purchases and privately negotiated transactions.

Cautionary Note Regarding Forward-Looking Statements

      Statements in this Current Report on Form 8-K may constitute “forward-looking statements”. These statements are not historical facts but instead represent only the firm’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. For a discussion of some of the risks and factors that could affect the firm’s future results, see “Business — Certain Factors That May Affect Our Business” in the firm’s Annual Report on Form 10-K for the fiscal year ended November 24, 2000.

      Statements about the firm’s investment banking transaction backlog also may constitute forward-looking statements. Such statements are subject to the risk that the terms of these transactions may be modified or that they may not be completed at all; therefore, the net revenues that we expect to earn from these transactions may differ, possibly materially, from those currently expected. Important factors that could result in a modification of the terms of a transaction or a transaction not being completed include, in the case of underwriting transactions, a decline in general economic conditions, volatility in the securities markets generally or an adverse development with respect to the issuer of the securities and, in the case of financial advisory transactions, a decline in the securities markets, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. For a discussion of other important factors that could adversely affect our investment banking transactions, see “Business — Certain Factors That May Affect Our Business” in the firm’s Annual Report on Form 10-K for the fiscal year ended November 24, 2000.

The Goldman Sachs Group, Inc. and Subsidiaries
Business Segment Net Revenues
(unaudited)
($ in millions)

	Three Months Ended			% Change From		Six Months Ended		% Change From

	May 25,	February 23,	May 26,	February 23,	May 26,	May 25,	May 26,	May 26,
	2001	2001	2000	2001	2000	2001	2000	2000

Global Capital Markets

Financial Advisory	$321	$730	$712	(56)%	(55)%	$1,051	$1,295	(19)%

Underwriting	471	415	882	13	(47)	886	1,535	(42)

Investment Banking	792	1,145	1,594	(31)	(50)	1,937	2,830	(32)

FICC	948	1,125	634	(16)	50	2,073	1,650	26

Equities	739	1,176	1,086	(37)	(32)	1,915	1,944	(1)

Principal Investments	5	(140)	(321)	N.M.	N.M.	(135)	(107)	N.M.

Trading and Principal Investments	1,692	2,161	1,399	(22)	21	3,853	3,487	10

Total Global Capital Markets	2,484	3,306	2,993	(25)	(17)	5,790	6,317	(8)

Asset Management and Securities Services

Asset Management	357	368	354	(3)	1	725	660	10

Securities Services	287	281	252	2	14	568	490	16

Commissions	862	778	556	11	55	1,640	1,181	39

Total Asset Management and Securities Services	1,506	1,427	1,162	6	30	2,933	2,331	26

Total net revenues	$3,990	$4,733	$4,155	(16)	(4)	$8,723	$8,648	1

* * *

Assets Under Supervision
(unaudited)
($ in millions)

	As of			% Change From		As of

	May 31,	February 28,	May 31,	February 28,	May 31,	November 30,	November 30,
	2001	2001	2000	2001	2000	2000	1999

Assets under management	$314,388	$300,340	$276,610	5%	14%	$293,842	$258,045

Other client assets	171,420	183,903	235,103	(7)	(27)	197,876	227,424

Total assets under supervision (1)	$485,808	$484,243	$511,713	—	(5)	$491,718	$485,469

(1)	Substantially all assets under supervision are valued as of calendar month end.

The Goldman Sachs Group, Inc. and Subsidiaries
Consolidated Statements of Earnings
(unaudited)

	Three Months Ended			% Change From

	May 25,	February 23,	May 26,	February 23,	May 26,
	2001	2001	2000	2001	2000

	(in millions, except per share amounts and employees)
Revenues Global capital markets
Investment banking	$784	$1,131	$1,585	(31)%	(51)%

Trading and principal investments	1,795	2,066	1,335	(13)	34

Asset management and securities services	1,245	1,168	942	7	32

Interest income	4,334	5,137	4,334	(16)	—

Total revenues	8,158	9,502	8,196	(14)	—

Interest expense	4,168	4,769	4,041	(13)	3

Revenues, net of interest expense	3,990	4,733	4,155	(16)	(4)

Operating expenses Compensation and benefits	1,907	2,367	2,077	(19)	(8)

Amortization of employee initial public offering and acquisition awards	128	131	101	(2)	27

Brokerage, clearing and exchange fees	206	195	154	6	34

Market development	102	124	111	(18)	(8)

Communications and technology	153	153	100	—	53

Depreciation and amortization	145	134	95	8	53

Amortization of goodwill and other intangible assets	64	62	7	3	N.M.

Occupancy	151	160	101	(6)	50

Professional services and other	188	148	151	27	25

Total non-compensation expenses	1,009	976	719	3	40

Total operating expenses	3,044	3,474	2,897	(12)	5

Pre-tax earnings	946	1,259	1,258	(25)	(25)

Provision for taxes	369	491	503	(25)	(27)

Net earnings	$577	$768	$755	(25)	(24)

Earnings per share Basic	$1.12	$1.49	$1.56	(25)	(28)

Diluted	1.06	1.40	1.48	(24)	(28)

Average common shares outstanding

Basic	513.8	515.4	484.4	—	6

Diluted	545.8	548.6	510.3	(1)	7

Employees at period end (1)	22,967	23,050	16,512	—	39

Ratio of compensation and benefits to revenues, net of interest expense	48%	50%	50%

(1)	Excludes employees of Goldman Sachs’ property management subsidiaries. Substantially all of the costs of these employees are reimbursed to Goldman Sachs by the real estate investment funds to which these companies provide property management services.

The Goldman Sachs Group, Inc. and Subsidiaries
Consolidated Statements of Earnings
(unaudited)

	Six Months Ended		% Change From

	May 25,	May 26,	May 26,
	2001	2000	2000

	(in millions, except per share amounts)
Revenues Global capital markets Investment banking	$1,915	$2,815	(32)%

Trading and principal investments	3,861	3,431	13

Asset management and securities services	2,413	1,886	28

Interest income	9,471	8,028	18

Total revenues	17,660	16,160	9

Interest expense	8,937	7,512	19

Revenues, net of interest expense	8,723	8,648	1

Operating expenses Compensation and benefits	4,274	4,324	(1)

Amortization of employee initial public offering and acquisition awards	259	212	22

Brokerage, clearing and exchange fees	401	283	42

Market development	226	217	4

Communications and technology	306	193	59

Depreciation and amortization	279	189	48

Amortization of goodwill and other intangible assets	126	14	N.M.

Occupancy	311	196	59

Professional services and other	336	283	19

Total non-compensation expenses	1,985	1,375	44

Total operating expenses	6,518	5,911	10

Pre-tax earnings	2,205	2,737	(19)

Provision for taxes	860	1,095	(21)

Net earnings	$1,345	$1,642	(18)

Earnings per share Basic	$2.61	$3.39	(23)

Diluted	2.46	3.23	(24)

Average common shares outstanding Basic	514.6	484.5	6

Diluted	547.2	507.8	8

Ratio of compensation and benefits to revenues, net of interest expense	49%	50%

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC. (Registrant)

Date: June 19, 2001	By: /s/ Dan H. Jester Name: Dan H. Jester Title: Vice President and Treasurer